Exhibit 24.1


                             POWER OF ATTORNEY


               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Larry Nichols, H. Allen Turner and Marian J. Moon, and each or any one of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/  John W. Nichols                           /s/ J. Larry Nichols
_______________________________                _____________________________
John W. Nichols                                J. Larry Nichols
Chairman of the Board and Director             President, Chief Executive
                                               Officer and Director


/s/ William T. Vaughn                          /s/ Danny J. Heatly
________________________________               _____________________________
William T. Vaughn                              Danny J. Heatly
Vice President Finance                         Controller


/s/ Luke R. Corbett                            /s/ Thomas F. Ferguson
________________________________               ____________________________
Luke R. Corbett                                Thomas F. Ferguson
Director                                       Director


/s/ David M. Gavrin                            /s/ Michael E. Gellert
________________________________               ____________________________
David M. Gavrin                                Michael E. Gellert
Director                                       Director


/s/ Tom J. McDaniel                            /s/ H.R. Sanders, Jr.
________________________________               ___________________________
Tom J. McDaniel                                H.R. Sanders, Jr.
Director                                       Director


/s/ Lawrence H. Towell
_______________________________
Lawrence H. Towell
Director